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                                                                 Exhibit 10.27




                       AMENDMENT TO EMPLOYMENT AGREEMENT

         This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") made and entered into as of this 5th day of May, 1997, by and between POLLO TROPICAL, INC., a Florida corporation (the "Company"), and NICHOLAS A. CASTALDO ("Employee").

                              W I T N E S S E T H

         WHEREAS, the Company and Employee are parties to that certain Employment Agreement dated as of September 19, 1995 (the "Employment Agreement"); and

         WHEREAS, the Company and Employee desire to amend certain provisions of the Employment Agreement relating, among other things, to certain payments and benefits to which Employee may be entitled following certain events of termination of Employee's employment with the Company and/or non-renewal or expiration of term of the Employment Agreement; and

         WHEREAS, as consideration for entering into this Amendment, employee has agreed to forego certain bonus compensation to which Employee may otherwise be entitled; and

         WHEREAS, the Company believes this amendment is desirable and in the best interests of the Company and its shareholders.

         NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                               A M E N D M E N T

         1.       AMENDMENTS TO EMPLOYMENT AGREEMENT

                  (a) Section 2 of the Employment Agreement shall be amended by deleting said existing Section 2 in its entirety and by inserting in its place and stead the following new Section 2 of the Employment Agreement:

         "        2.       TERM OF EMPLOYMENT

                  2.1 INITIAL TERM. The initial term of this Agreement, and of Employee's employment hereunder, shall be from the date hereof through September 30, 1998 (the "Initial Term"), subject to earlier termination pursuant to any of Sections 6, 7 or 8 hereof.


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                  2.2 RENEWAL TERMS. The term of this Agreement, and of
         Employee's employment hereunder, may, at the Company's option, exercisable in its sole and absolute discretion, be renewed and extended as follows:

                           (i) through September 30, 1999 (the "First Renewal
                  Term"), provided the Company provides written notice to Employee of such renewal and extension by no later than July 31, 1998. If this Agreement, and Employee's employment hereunder, is not so renewed and extended by the Company, then such Agreement shall automatically cease and terminate upon the expiration of the Initial Term; and

                           (ii) if the Company exercises its option to renew and
                  extend the term of this Agreement, and of Employee's employment hereunder, pursuant to clause (i) of this Section
                  2.2 above, then the Company may, at its option, exercisable in its sole and absolute discretion, renew and extend same again through September 30, 2000 (the "Second Renewal Term"), provided the Company provides written notice to Employee of such renewal and extension by no later than July 31, 1999; and

                           (iii) if the Company exercises its option to renew
                  and extend the term of this Agreement, and of Employee's employment hereunder, pursuant to clause (ii) or this clause
                  (iii) of this Section 2.2, then the Company may, at its option, exercisable in its sole and absolute discretion, renew and extend same again for a one-year term (and successive one-year terms) of employment (a "Subsequent Renewal Term" and, collectively with the First Renewal Term and Second Renewal Term, each a "Renewal Term" and together the "Renewal Terms") ending on the date which is the first anniversary of the date upon which Employee's employment under this Agreement (or a renewal hereof) is scheduled to expire (an "Expiration Date"), provided the Company provides written notice to Employee of such one-year renewal and extension by no later than 60 days prior to such Expiration Date. "

                  (b) Section 8.1 of the Employment Agreement shall be amended by deleting said existing Section 8.1 in its entirety and by inserting in its place and stead the following new Section 8.1 of the Employment Agreement:

                  " 8.1 Termination by Company Without Cause. The Company shall have the right, in its sole and absolute discretion, to terminate the employment of Employee, at any time, without Cause, or otherwise without any cause, reason or justification, provided that the Company provides to Employee at least thirty (30) days' prior written notice (the "Termination Notice") of such termination. In the event of any such termination by the Company, (i) Employee's employment with the Company shall cease and terminate on the date specified in the Termination Notice (or, if no date is so specified, on the date which is 30 days following the date of such notice), and (ii) Employee shall be entitled to receive and be paid solely the amounts, on the terms, provided in Section 8.4 below, and the Company shall have




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         no further obligation or liability to Employee hereunder (other than for any reimbursement of reasonable out-of-pocket business expenses properly incurred by Employee prior to such termination and documented to the Company in accordance with Sections 5.2(b) and 5.2(c) hereof). "

                  (c) Subsection (a) of Section 8.2 of the Employment Agreement shall be amended by deleting said existing Subsection (a) of Section 8.2 in its entirety and by inserting in its place and stead the following new Subsection
(a) of Section 8.2 of the Employment Agreement (and subsections (b) and (c) of such Section 8.2 shall remain and continue, unamended, in full force and effect):

                  " 8.2 TERMINATION BY EMPLOYEE FOR GOOD REASON; PROCEDURES.
         (a) Employee shall have the right to terminate his employment with the Company, at any time, for Good Reason (as such term is defined in Section 8.2(c) below), provided that Employee provides not less than forty-five (45) days' prior written notice to the Company, which notice shall explain in reasonable detail the cause or reason for such termination, and provided Employee satisfies the provisions and procedures set forth in this Section 8.2. On a mutually agreed date which shall be within fifteen (15) days following receipt of Employee's notice to the Company, Employee shall meet with representatives of the Company's Board of Directors and Employee shall present testimony and other evidence as to the bona fides of his purported termination for Good Reason hereunder. Within fifteen (15) days following such meeting, the Company shall have the opportunity to correct or cure the matter, or otherwise to address Employee's "Good Reason" concerns, such that there is no further reasonable basis for Employee's purported termination for Good Reason hereunder. If, at the conclusion of such second fifteen (15) day period, Employee continues to maintain in good faith that he has grounds to terminate his employment for Good Reason under this Section 8.2, he shall provide written notice of such, within five (5) days, to the Company, and thereupon the parties shall endeavor, for a period not to exceed ten
         (10) days, to amicably resolve, settle and compromise the matter. If no such resolution, settlement or compromise is reached by the conclusion of such 10-day period, the matter shall promptly be submitted to arbitration in accordance with the procedures set forth in Section 10.4 hereof. The determination of the arbitration panel selected pursuant to Section 10.4 hereof -- which shall determine whether Employee has properly terminated his employment for Good Reason in accordance with this Agreement and, if so, the date of such termination, and shall assess the fees and costs associated with arbitration in accordance with Section 10.4 -- shall be final and binding on all parties. "

                  (d) Section 8.3 of the Employment Agreement shall be amended by deleting said existing Section 8.3 in its entirety and by inserting in its place and stead the following new Section 8.3 of the Employment Agreement:

                  " 8.3 NON-RENEWAL OR EXPIRATION OF EMPLOYMENT TERM. Pursuant to Section 2.2 hereof, the Company, in its sole and absolute discretion, has the option, among other things, to renew and extend this Agreement, and the employment of Employee hereunder. Pursuant to such Section 2.2, the Company also has the right,



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         in its sole and absolute discretion, not to renew or extend this
         Agreement, and the employment of Employee hereunder, beyond the Initial Term. In the event this Agreement is not renewed and extended by the Company beyond the expiration of the Initial Term or any Renewal Term, or otherwise expires in accordance with its terms (in each case, an "Expiration"), then (i) this Agreement and Employee's employment shall automatically cease and terminate upon such Expiration, and (ii) Employee shall be entitled to receive and be paid solely the amounts, on the terms, provided in Section 8.4 below, and the Company shall have no further obligation or liability to Employee hereunder (other than for any reimbursement of reasonable out-of-pocket business expenses properly incurred by Employee prior to such termination and documented to the Company in accordance with Sections 5.2(b) and 5.2(c) hereof). Notwithstanding any other term or provision in this Agreement (except as expressly provided in Section
         8.4 hereof), no right to payments or benefits shall arise hereunder or otherwise in the event the Company does not elect to renew or extend Employee's employment term (or this Agreement) beyond the Initial Term or any Renewal Term. "

                  (e) Section 8.4 of the Employment Agreement shall be amended by deleting said existing Section 8.4 (and subsections (a), (b) and (c) thereof) in its entirety and by inserting in its place and stead the following new Section 8.4 of the Employment Agreement:

                  " 8.4 PAYMENTS UPON SECTION 8 TERMINATION OR EXPIRATION. (a) In the event of either (a) a termination of Employee's employment under, pursuant to and in compliance with Section 8.1 or Section 8.2 hereof, which termination of employment occurs at any time, or (b) in the event of an Expiration (as such term is defined in Section 8.3 hereof) of this Agreement, then Employee shall be entitled solely to the following payments and benefits:

                           (i) Employee's Base Salary then in effect, through
                  the date which is twelve (12) months following the date on which Employee's employment is terminated or expires under the terms of this Agreement (the "Special Severance Date"), payable over such 12-month period at the Company's regular and customary intervals for the payment of salaries as then in effect; and

                           (ii) Employee's Stock Options to be granted under
                  the Option Agreement (as such terms are defined and described in Section 4.1 hereof) shall vest as set forth in and in accordance with the terms and provisions of the Option Agreement; and

                           (iii) Employee's Restricted Stock to be granted to
                  Employee under and pursuant to the terms, restrictions and provisions of the Restricted Stock Agreement (as such terms are defined and described in Section 4.2 hereof) shall vest as set forth in and in accordance with the schedule and other terms and provisions of the Restricted Stock Agreement; and



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                           (iv) Employee's health and medical insurance
                  benefits described under Section 5.1(c) (in accordance with the terms and provisions of such benefits and related plans), shall be continued at the Company's expense through the date which is six (6) months following the date on which Employee's employment is terminated or expires under the terms of this Agreement.

                  (b) Employee shall accept payment pursuant to this Section 8 in full discharge and release of the Company of and from any further obligation or liability under this Agreement. "

                  (f) The reference in the parenthetical contained in the first sentence of Section 9.2 of the Employment Agreement to "Section 8.4(b)(i)" shall be amended by deleting said reference in its entirety and by inserting in its place and stead the following Section reference: "SECTION 8.4".

         2.       UNAMENDED PROVISIONS CONTINUE IN EFFECT

         All provisions of the Employment Agreement not specifically amended by the provisions of Section 1 of this Amendment shall remain and continue in full force and effect.

         3.       MISCELLANEOUS

                  (a) This Amendment (together with the provisions of the Employment Agreement not specifically amended by this Amendment) represents the entire agreement between the parties with respect to the subject matter hereof and shall not be modified or affected by, and supersedes, any and all prior offers, proposals, statements, understandings, promises, assurances, warranties or representations, oral or written, made by, for or on behalf of either party. This Amendment may not be amended or modified except by an instrument in writing signed by the Company and Employee.

                  (b) The fact that one party initially prepared the first draft, or was responsible for revising subsequent drafts, of this Agreement shall be accorded no weight, shall give rise to no presumption regarding bargaining position, and otherwise shall not affect the construction, meaning or interpretation of any term or provision hereof, each party having been represented by counsel having reviewed and discussed the document and having thoughtfully considered and weighed the relative merits and costs, benefits and detriments, of each of the provisions hereof before entering into this Agreement.

                  (c) This Amendment, and all questions as to its validity, interpretation, meaning, performance and enforcement, shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida.



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                  (d) If the Company so desires, the Employment Agreement, as amended by and pursuant to this Amendment, may be restated in its entirety by incorporating the revisions contained and specified in this Amendment into an amended and restated form of employment agreement.

                  (e) This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original as against any party whose signature (or, in the case of the Company, whose officer's signature) appears thereon, and all of which together shall constitute one and the same instrument and agreement. This Amendment shall be and become binding when both parties hereto have signed or executed one or more counterparts.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.




Witnesses:                                  POLLO TROPICAL, INC.

                                            By: /s/LARRY J. HARRIS
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                                            Name: Larry J. Harris
                                            Title: Chairman and Chief
                                                      Executive Officer




                                            EMPLOYEE



                                            /s/ NICHOLAS A. CASTALDO
---------------------------------           -----------------------------------
                                            NICHOLAS A. CASTALDO





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